CERNER CORPORATION 2004
LONG-TERM INCENTIVE PLAN G NONQUALIFIED STOCK OPTION GRANT CERTIFICATE
Exhibit 10(b)
(Continued from the “Front” of this Grant Certificate)
The Plan G Stock Option Committee (the “Committee”) of Cerner Corporation (the “Company”) has determined that the Optionee is eligible to receive an option to purchase shares of common stock of the Company under the Company’s 2004 Long-Term Incentive Plan G (the “Plan”), as so indicated on the Front, and the Committee authorizes and directs the grant of such an option to Optionee pursuant to the following terms and conditions.
1. Grant of Option. Pursuant to the authorization of the Committee, and subject to the terms, conditions and provisions contained in this Grant Certificate, the Company hereby grants to the Optionee an option (the “Option”) to purchase from the Company all or any part of an aggregate number of shares of Company common stock designated as “Option Shares” on the other side hereof (“Front”) at a price per share equal to the Exercise Price on the Front.
The effective date written on the Front shall be deemed to be the Granting Date of this Option.
2. Incorporation of the Plan. A copy of the Plan is incorporated herein by reference and all of the terms, conditions and provisions contained therein shall be deemed to be contained in this Grant Certificate.
3. Term of Option. The Optionee may purchase all or any portion of the Option Shares subject to each tranche listed in the Vesting Schedule on the Front hereof at any time on or after the Exercise Dates listed therein and before the Expiration Date (or any earlier termination date). This Option shall expire with respect to all Option Shares ten (10) years from the Granting Date (the “Expiration Date”), unless it shall be terminated at an earlier date in accordance with this Grant Certificate.
This Option shall expire with respect to all unvested Option Shares immediately upon termination of the Optionee’s employment with the Company or any of its subsidiaries.
This Option shall expire as to all vested but unexercised Option Shares ninety (90) calendar days after termination of the Optionee’s employment with the Company or any of its subsidiaries, except that in the event such employment is terminated: (a) by reason of the Optionee’s retirement (pursuant to the Company’s then current employment practices), death or disability, then the Optionee, or Optionee’s estate, shall have twelve (12) months following such termination date to exercise this Option as to the number of Option Shares vested and exercisable on such termination date, or (b) for cause, including without limitation, Optionee’s dishonesty, illegal conduct or breach of the Company’s policies (“Cause”), the Option shall terminate with respect to all vested but unexercised Option Shares immediately upon such termination.
In the event Optionee has assigned this Option, once vested, to First Hand Foundation, a Missouri nonprofit corporation, then such Option shall expire two (2) years from the date of the assignment. In the event of a “Change of Control” as defined in the Plan: (i) 50% of Optionee’s outstanding Option Shares that have not yet vested shall immediately vest (such 50% shall be comprised of 50% of each tranche of all unvested Option Shares with different vesting dates); and, (ii) all remaining Option Shares shall continue to vest according to the current vesting schedule and terms of this Option, but should Optionee’s employment be terminated by the Company, other than for Cause, or should Optionee resign for Good Reason (as defined in the Optionee’s Employment Agreement with the Company or in the Company’s then current Severance Pay Plan), within 12 months of the Change in Control, all such remaining Option Shares shall vest immediately.
4. Exercise of Option. This Option may be exercised by Optionee delivering to the Company a written notice of exercise along with a payment in the amount of the Exercise Price for such shares plus the amount of any applicable federal, state, or local taxes to be withheld and remitted by the Company in connection with such exercise. The payment for the Exercise Price for the shares may be made:
(a) In cash, or
(b) By delivery to the Company of that number of shares of Cerner common stock having a fair market value on the date of exercise equal to the sum of the exercise price of the options to be exercised, as long as the shares delivered have been held by the Optionee for at least six (6) months.
Payment for any applicable federal, state, or local taxes must be made in cash.
5. Investment Purpose. By accepting this Option, the Optionee agrees that any and all shares of stock purchased upon the exercise of this Option will be purchased for investment purposes, and not with a view to any distribution thereof, and that each notice of the exercise of any portion of this Option shall be accompanied by a representation in writing signed by the Optionee (or by the person or persons entitled to exercise the Option in the event of the death of the Optionee) that the shares of stock are being purchased in good faith for personal investment purposes, and not with a view to any distribution thereof.
When a registration statement filed with the Securities and Exchange Commission regarding the shares of common stock subject to this option agreement (the “Registration Statement”) becomes effective, the investment representation contained in this section will no longer be applicable.
6. Stock Restrictions. Until such time as the Registration Statement becomes effective, the Optionee, by accepting this Option, further agrees that:
     (a) Each stock certificate issued pursuant to the exercise of the Option granted hereby shall bear a legend to the effect that the shares represented thereby have not been registered under the Securities Act of 1933, and may not be transferred except in accordance with the provisions of this Agreement.
     (b) The shares of the stock acquired upon the exercise of this Option may be transferred, in whole or in part, only if in the opinion of counsel for the Company such proposed transfer may be effected without registration under the Securities Act of 1933 and appropriate state securities laws or such registration has been effected. Prior to the transfer of any such shares the holder thereof shall furnish the Company written notice of the intention to effect such transfer, which notice shall include the manner and circumstances of the proposed transfer and such other matters as the Company may request.
The Optionee shall promptly comply with any request by the Company for information concerning any disposition by the Optionee of any shares acquired pursuant to this Option which the Company may need in connection with an income tax return or any other return or report which it may be required to file with any governmental agency.
7. Notices. Any notices or other communications required or allowed to be made or given to the Company under the terms of this Agreement shall be addressed to the Company in care of its President at its offices at 2800 Rockcreek Parkway, North Kansas City, Missouri 64117, and any notice to be given to the Optionee shall be addressed to the Optionee at Optionee’s address set forth on the Front of this Agreement. Either Company or Optionee may from time to time change the address to which notices are to be sent to Company or Optionee, respectively, by giving written notice of such change to the other. Any notice hereunder shall be deemed to have been duly given five business days after registered and deposited, postage and registry fee prepaid, in a post office regularly maintained by the United States Government.
8. Assignment. This Option shall not be assignable by Optionee without the express written consent of Company, except that Optionee shall have the right to assign this Option, once vested, to First Hand Foundation, a Missouri nonprofit corporation, anytime during Optionee’s employment with Cerner or within ninety (90) days of Optionee’s termination of employment from Cerner, provided the Option has not terminated prior to such assignment. The Company will maintain records of all stock option grants and exercises. In the event this Grant Certificate and such records do not agree, such records shall control.
9. Governing Law. This Grant Certificate shall be construed in accordance with the laws of the State of Missouri.